UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2024, Apellis Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2023 and providing other business updates. The full text of the press release issued by the Company in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Capped Call Unwind Agreements

On February 27, 2024, the Company entered into agreements with each of Jefferies International Limited and JPMorgan Chase Bank, National Association (collectively, the “Counterparties”) to unwind a portion of the capped call transactions entered into in September 2019 and May 2020 in connection with the issuance of the Company’s 3.500% Senior Convertible Notes due 2026 (the “Notes”). The unwind agreements apply to the portion of the capped call transactions in a notional amount corresponding to the $426.1 million principal amount of Notes that the Company held in treasury as of December 31, 2023 or have been previously converted. The Company expects to receive aggregate cash proceeds from the unwind transactions of approximately $100 million. The unwind transactions will be settled based on the volume-weighted average price of the Company’s common stock over a seven-day averaging period beginning on and including February 27, 2024, and the amount of cash proceeds that the Company receives at the end of the averaging period may be higher or lower than the expected amount. In connection with the unwind, the Counterparties may sell shares of the Company’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the common stock.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the settlement of the unwind transactions and the anticipated cash proceeds to the Company from the unwind transactions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the unwind transactions and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2024, and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: February 27, 2024	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer